ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                      OF
                             THE LAUREL FUNDS, INC.


        Pursuant to Section 2-607 of the Maryland General Corporation Law, The Laurel Funds, Inc. ("Corporation") adopts the following Articles of
Amendment to the Corporation's Articles of Incorporation effective as of the date of filing hereof with the State Department of Assessments and Taxation.

        ONE: The following sentence is added at the end of Article SECOND from and as of the effective date of this Amendment:

        Notwithstanding any other provisions of these Articles in effect prior to March 31, 1994, but subject to the Authority of the Board of Directors set forth in Section 5.1 of Article FIFTH as in effect from and as of March 31, 1994, the designation of each Series of stock of the Corporation is amended by changing the word "Portfolio" to "Fund".

        TWO:  The second, third and fourth sentences of the first paragraph of
Section 5.1 of Article FIFTH are amended from and as of the effective date of this Amendment to read in their entirety as follows:

        The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of series ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Shares of said Series and Classes having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.


        THREE: The second, third and fourth paragraphs of Section 5.1 of Article FIFTH are hereby amended from and as of the effective date of this Amendment in their entirety to read as follows:

        The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued Shares of the Corporation in separate Series or Classes. The shares of said Series and Classes of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Corporation may hold as treasury Shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.

        The Board of Directors shall have the authority to establish and designate any further Series and Classes, and to classify and reclassify any unissued Shares, and to redesignate or change the name of any outstanding Series or Class, including those established and classified upon the original filing of these Articles.

        The Corporation shall have authority to issue any additional shares hereafter authorized and any shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

        FOUR: Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 and Section 5.8 of Article FIFTH are hereby amended from and as of the effective date of this Amendment in their entirety to read as follows:

        Section 5.2. Establishment of Series or Class. The establishment of any Series or Class in addition to those established in Section 5.1 hereof shall be effective upon the adoption of a resolution by a majority of the then Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.

        Section 5.3. Dividends. Dividends and distributions on Shares may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

        The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable such Series of the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each Series of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any Series of the Corporation for such tax.

        Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may be in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 5.7.

        Section 5.4. Assets and Liabilities of Series or Class. All consideration received by the Corporation for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series or Class. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class shall be allocated by the Board of Directors between and among one or more of the Series or Classes in such manner as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series and Classes for all purposes, and shall be referred to as assets belonging to that Series or Class. The assets belonging to a particular Series or Class shall be so recorded upon the books of the Corporation.
The assets belonging to each particular Series or Class shall be charged with the liabilities of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series and Classes for all purposes.

        Section 5.5. Voting. On each matter submitted to a vote of the Stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his name on the books of the Corporation; provided, however, that when required by the 1940 Act or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the Stockholders of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the full and fractional Shares of the Series or Class standing in his name on the books of the Corporation. The presence in person or by proxy of the holders of one-third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a Stockholders' meeting, except that where any provision of law or of these Articles of Incorporation permit or require that holders of any Series or Class shall vote as a Series or Class, then one-third of the aggregate number of shares of capital stock of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.

        Section 5.6. Redemption by Stockholders. Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his Shares at a redemption price per Share equal to the net asset value per Share as of such time as the Board of Directors shall have prescribed by resolution.
In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 5.7) after receipt by the Corporation of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933.
The Board of Directors may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the 1940
Act.

        Section 5.7. Net Asset Value per Share. The net asset value of each Share of each Series or Class shall be the quotient obtained by dividing the value of the net assets of the Series or Class (being the value of the assets of the Series or Class less its actual and accrued liabilities exclusive of Capital Stock and surplus) by the total number of Shares of the Series or Class outstanding. The Board of Directors shall have the power and duty to determine from time to time the net asset value per Share at such times and by such methods as its shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's manager or investment adviser, to the custodian or depository of the Corporation's assets, or to another agent of the Corporation.

        Section 5.8. Redemption by the Corporation. The Board of Directors may cause the Corporation to redeem at current net asset value all Shares owned or held by any one Stockholder having an aggregate current net asset value of any amount. Such redemptions shall be effected in accordance with such procedures as the Board of Directors may adopt. Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of the Shares so redeemed.

        FIVE: The Amendments herein contained were advised by a majority of the entire Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of all votes of shares of the Corporation entitled to be cast thereon pursuant to Article ELEVENTH of the Articles of Incorporation and Section 2-607 of the Maryland General Corporation Law.


        IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


Dated: March 31, 1994            THE LAUREL FUNDS, INC.



                                 By:      /s/ Lynn L. Anderson
                                          _____________________


                                 Name:    Lynn L. Anderson
                                 Title:   President


                                 Attest:  /s/ Deedra A. Smith
                                          ______________________

                                 Name:    Deedra A. Smith
                                 Title:   Assistant Secretary




                          ARTICLES SUPPLEMENTARY
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF

                          THE LAUREL FUNDS, INC.


        The Laurel Funds, Inc. ("Corporation"), a Maryland corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland Corporations and Associations Code Annotated S 2-105(c) (Supp. 1993), the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock (par value $.001 per share), amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

Laurel Prime Money Market I Portfolio (125 million shares)
Laurel U.S. Treasury Money Market I Portfolio (75 million shares) Laurel Tax-Exempt Money Market I Portfolio (240 million shares) Laurel Stock Portfolio (15 million shares)
Laurel Intermediate Income Portfolio (10 million shares)
Laurel S&P 500 Portfolio (13 million shares)
Laurel Balanced Portfolio (8 million shares)
Laurel Midcap Stock Portfolio (3 million shares)
Laurel European Portfolio (2 million shares)
Laurel Bond Market Index Portfolio (2 million shares)
Laurel Ginnie Mae Portfolio (1 thousand shares)
Laurel Tactical Asset Allocation Portfolio (1 thousand shares)
Laurel Short-Term Government Securities Portfolio (1 thousand shares) Laurel Smallcap Stock Portfolio (1 thousand shares)
Laurel Equity Income Portfolio (1 thousand shares)
Laurel Wilshire 4500 Stock Index Portfolio (1 thousand shares)
Laurel Prime Money Market II Portfolio (1,400 million shares)
Laurel Government Money Market II Portfolio (500 million shares) Laurel U.S. Treasury Money Market II Portfolio (800 million shares) Laurel U.S. Treasury Only Money Market Portfolio (90 million shares) Laurel Short-Term Bond Portfolio (3 million shares)

All authorized shares that have not been designated or classified remain available for future designation or classification.

        SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland Corporations and Associations Code Annotated S 2-105(c) (Supp. 1993), now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation and classes thereof as follows:

Laurel Prime Money Market I Fund, Trust Class (2 billion shares)
Laurel Prime Money Market I Fund, Investor Class (2 billion shares)
Laurel U.S. Treasury Money Market I Fund, Trust Class (1 billion shares) Laurel U.S. Treasury Money Market I Fund, Investor Class (1 billion shares) Laurel Tax-Exempt Money Market I Fund, Trust Class (1 billion shares) Laurel Tax-Exempt Money Market I Fund, Investor Class (1 billion shares) Laurel Stock Fund, Trust Class (165 million shares)
Laurel Stock Fund, Investor Class (80 million shares)
Laurel Intermediate Income Fund, Trust Class (100 million shares)
Laurel Intermediate Income Fund, Investor Class (50 million shares)
Laurel S&P 500 Stock Index Fund, Trust Class (63 million shares)
Laurel S&P 500 Stock Index Fund, Investor Class (7 million shares)
Laurel Balanced Fund, Trust Class (50 million shares)
Laurel Balanced Fund, Investor Class (50 million shares)
Laurel Midcap Stock Fund, Trust Class (66 million shares)
Laurel Midcap Stock Fund, Investor Class (22 million shares)
Laurel European Fund, Trust Class (12 million shares)
Laurel European Fund, Investor Class (8 million shares)
Laurel Bond Market Index Fund, Trust Class (100 million shares)
Laurel Bond Market Index Fund, Investor Class (50 million shares)
Laurel Ginnie Mae Fund, Trust Class (15 million shares)
Laurel Ginnie Mae Fund, Investor Class (35 million shares)
Laurel Tactical Asset Allocation Fund, Trust Class (40 million shares) Laurel Tactical Asset Allocation Fund, Investor Class (10 million shares) Laurel Short-Term Government Securities Fund, Trust Class (75 million shares)
Laurel Short-Term Government Securities Fund, Investor Class (75 million shares)
Laurel Smallcap Stock Fund, Trust Class (41 million shares)
Laurel Smallcap Stock Fund, Investor Class (27 million shares)
Laurel Equity Income Fund, Trust Class (30 million shares)
Laurel Equity Income Fund, Investor Class (20 million shares)
Laurel Wilshire 4500 Stock Index Fund, Trust Class (27 million shares) Laurel Wilshire 4500 Stock Index Fund, Investor Class (3 million shares) Laurel Prime Money Market II Fund, Class I (2 billion shares)
Laurel Prime Money Market II Fund, Class II (1 billion shares)
Laurel Prime Money Market II Fund, Class III (1 billion shares)
Laurel Government Money Market II Fund, Class I (1 billion shares)
Laurel Government Money Market II Fund, Class II (500 million shares) Laurel Government Money Market II Fund, Class III (500 million shares) Laurel U.S. Treasury Money Market II Fund, Class I (1 billion shares) Laurel U.S. Treasury Money Market II Fund, Class II (500 million shares) Laurel U.S. Treasury Money Market II Fund, Class III (500 million shares) Laurel U.S. Treasury Only Money Market Fund, Class I (200 million shares) Laurel U.S. Treasury Only Money Market Fund, Class II (200 million shares) Laurel U.S. Treasury Only Money Market Fund, Class III (200 million shares) Laurel Short-Term Bond Fund, Class I (1 billion shares)
Laurel Short-Term Bond Fund, Class II (500 million shares)
Laurel Short-Term Bond Fund, Class III (500 million shares)

The aggregate number of shares of all classes and series remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). All authorized shares not designated or classified above remain available for future designation and classification by the Board of Directors.

        THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company
Act of 1940, as amended.

        IN WITNESS WHEREOF, the undersigned hereby executes these Articles Supplementary on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: March 31, 1994            THE LAUREL FUNDS, INC.



                                 By:      /s/ Margaret Barclay
                                          _________________________

                                 Name:    Margaret Barclay
                                 Title:   Director of Operations,
                                          Vice President and Treasurer

                                 Attest:  /s/ Deedra A. Smith
                                          _________________________
                                 Title:   Assistant Secretary


                         ARTICLES OF AMENDMENT
                                TO THE
                       ARTICLES OF INCORPORATION
                                 OF
                      THE DREYFUS/LAUREL FUNDS, INC.

        Pursuant to Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the "Corporation") adopts the following Articles of Amendment to the Corporation's Articles of
Incorporation:

        FIRST: The Board of Directors of the Corporation (the "Board") establishes and designates the following Series and Classes of such Series:

Dreyfus Disciplined Intermediate Bond Fund, Class R
    (100 million shares)
Dreyfus Disciplined Intermediate Bond Fund, Investor Class
    (100 million shares)

Such Series and Classes are in addition to Series and Classes previously established and designated.

        SECOND: The names of each of the following Series of the Corporation are changed as follows : "Dreyfus/Laurel U.S. Treasury Only Money Market Fund" to "Dreyfus/Laurel Institutional U.S. Treasury Only Money Market
Fund" and "Dreyfus/Laurel Institutional Prime Money Market Fund" to
"Dreyfus Institutional Prime Money Market Fund."

        THIRD: Whereas there are no shares of the following Classes or Series of the Corporation issued or outstanding, all authorized shares of each listed Class or Series are redesignated as authorized capital stock of the Corporation, without designation of Class or Series, available for future designation and classification by the Board:

Dreyfus Institutional Prime Money Market Fund (formerly "Dreyfus/Laurel Institutional Prime Money Market Fund"), Class II
Dreyfus Institutional Prime Money Market Fund (formerly "Dreyfus/Laurel Institutional Prime Money Market Fund"), Class III
Dreyfus/Laurel Institutional Short-Term Bond Fund, Class I
Dreyfus/Laurel Institutional Short-Term Bond Fund, Class II
Dreyfus/Laurel Institutional Short-Term Bond Fund, Class III
Dreyfus/Laurel Short-Term Government Securities Fund, Class R Dreyfus/Laurel Short-Term Government Securities Fund, Investor Class Dreyfus/Laurel Institutional U.S. Treasury Only Money Market Fund (formerly "Dreyfus/Laurel U.S. Treasury Only Fund"), Class I
Dreyfus/Laurel Institutional U.S. Treasury Only Money Market Fund (formerly "Dreyfus/Laurel U.S. Treasury Only Fund"), Class II
Dreyfus/Laurel Institutional U.S. Treasury Only Money Market Fund (formerly "Dreyfus/Laurel U.S. Treasury Only Fund"), Class III
Laurel Ginnie Mae Fund, Class R
Laurel Ginnie Mae Fund, Investor Class
Laurel Tactical Asset Allocation Fund, Class R
Laurel Tactical Asset Allocation Fund, Investor Class
Laurel Wilshire 4500 Stock Index Fund, Class R
Laurel Wilshire 4500 Stock Index Fund, Investor Class

        FOURTH: The "Class I" shares of the following Series are redesignated as a single class of shares of such Series:

Dreyfus Institutional Prime Money Market Fund (formerly "Dreyfus/Laurel Institutional
        Prime Money Market Fund")
Dreyfus Institutional Government Money Market Fund
Dreyfus Institutional U.S. Treasury Money Market Fund

        FIFTH: The aggregate number of shares of all Classes and Series of the Corporation remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000).

        SIXTH: The Amendments contained herein were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

        SEVENTH: The Corporation is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended.

        IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated:  October 31, 1995
                                          THE DREYFUS/LAUREL FUNDS, INC.

Attest: /s/ Eric B. Fischman                By:     /s/ John E. Pelleher
        ____________________                        ________________________


Name:            Eric B. Fischman           Name:            John E. Pelleher

Title:           Vice President and         Title:           Vice President and
                 Assistant Secretary                         Secretary




                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                     OF
                         THE DREYFUS/LAUREL FUNDS, INC.

        The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office i Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that the amendment made hereby was approved by a majority of the Corporation's entire Board of Directors (the "Board") and is limited to changes permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders, and that:

        FIRST: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billio (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R
  (2 billion shares)
Dreyfus Money Market Reserves, Investor Class
  (2 billion shares)
Dreyfus U.S. Treasury Reserves, Class R
  (1 billion shares)
Dreyfus U.S. Treasury Reserves, Investor Class
  (1 billion shares)
Dreyfus Municipal Reserves, Class R
  (1 billion shares)
Dreyfus Municipal Reserves, Investor Class
  (1 billion shares)
Dreyfus Institutional Government Money Market Fund
  (2 billion shares)
Dreyfus Institutional Prime Money Market Fund
  (2 billion shares)
Dreyfus Institutional U.S. Treasury Money Market Fund
  (2 billion shares)
Premier Balanced Fund, Class R
  (50 million shares)
Premier Balanced Fund, Class A
  (50 million shares)
Premier Balanced Fund, Class B
  (50 million shares)
Premier Balanced Fund, Class C
  (50 million shares)
Dreyfus Bond Market Index Fund, Class R
  (100 million shares)
Dreyfus Bond Market Index Fund, Investor Class
  (50 million shares)
Dreyfus Disciplined Intermediate Bond Fund, Class R
  (100 million shares)
Dreyfus Disciplined Intermediate Bond Fund, Investor Class
  (100 million shares)
Premier Limited Term Income Fund, Class R
  (100 million shares)
Premier Limited Term Income Fund, Class A
  (50 million shares)
Premier Limited Term Income Fund, Class B
  (50 million shares)
Premier Limited Term Income Fund, Class C
  (50 million shares)
Dreyfus Equity Income Fund, Class R
  (30 million shares)
Dreyfus Equity Income Fund, Investor Class
  (20 million shares)
Dreyfus Disciplined Midcap Stock Fund, Class R
  (66 million shares)
Dreyfus Disciplined Midcap Stock Fund, Investor Class
  (22 million shares)
Premier Small Company Stock Fund, Class R
  (41 million shares)
Premier Small Company Stock Fund, Class A
  (27 million shares)
Premier Small Company Stock Fund, Class B
  (50 million shares)
Premier Small Company Stock Fund, Class C
  (50 million shares)
Dreyfus Disciplined Stock Fund, Class R
  (165 million shares)
Dreyfus Disciplined Stock Fund, Investor Class
  (80 million shares)
Dreyfus Institutional S&P 500 Stock Index Fund
  (70 million shares)
Dreyfus European Fund, Class R
  (12 million shares)
Dreyfus European Fund, Investor Class
  (8 million shares)
Dreyfus International Equity Allocation Fund, Class R
  (36 million shares)
Dreyfus International Equity Allocation Fund, Investor Class
  (24 million shares)
Laurel Global Income Fund, Class R
  (36 million shares)
Laurel Global Income Fund, Investor Class
  (24 million shares)
Laurel International Stock Fund, Class R
  (36 million shares)
Laurel International Stock Fund, Investor Class
  (24 million shares)

        SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has, i accordance with Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, determined to change the name of "Dreyfus Equity Income Fund" to "Dreyfus Disciplined Equity Income Fund."

        THIRD: The aggregate number of shares of all classes and series of the Corporation remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Article SECOND of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each series and class that the Corporation is authorized to issue remain unchanged from those set forth i Article FIRST. All authorized shares not designated or classified above remain available for future designation and classification by the Board.

        FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

        IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated:  November 22, 1995            THE DREYFUS/LAUREL FUNDS, INC.


                                          By: /s/ Eric B. Fischman
                                          __________________________
                                          Name: Eric B. Fishman
                                          Title: Vice President

                                          Attest: /s/ John E. Pelletier
                                          _______________________
                                          Name: John E. Pelletier
                                          Title: Vice President and
                                          Secretary